Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

Consent of Ryder Scott Company, L.P.

We consent to the reference to our firm under the caption “Experts” in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 and related Prospectus Supplement of CNOOC Limited for the registration of debt securities and guarantees and to the incorporation by reference therein of our reports included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

August 16, 2019

SUITE 800, 350 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799    FAX (403) 262-2790

621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501      TEL (303) 623-9147    FAX (303) 623-4258